       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CAM DATA SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                        7370                     95-3866450
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)


             17520 NEWHOPE STREET, FOUNTAIN VALLEY, CALIFORNIA 92708
   (ADDRESS AND TELEPHONE NUMBER, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                   GEOFFREY D. KNAPP, CHIEF EXECUTIVE OFFICER
             17520 NEWHOPE STREET, FOUNTAIN VALLEY, CALIFORNIA 92708
                                 (714) 241-9241
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                               JON R. HADDAN, ESQ.
                               HADDAN & ZEPFEL LLP
                         4675 MACARTHUR COURT, SUITE 710
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 752-6100

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------

   Title of each
Class of Securities      Securities        Proposed            Proposed          Amount of
       to be                to be       Maximum Offering   Maximum Aggregate   Registration
    Registered           Registered    Price Per Share(1)   Offering Price(1)       Fee
-------------------------------------------------------------------------------------------
Common Stock               30,054           $17.34              $531,655           $137.58
-------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby is calculated in accordance with Rule 457(c) under the Securities Act.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                                 SUBJECT TO COMPLETION

                                  30,054 SHARES

                             CAM DATA SYSTEMS, INC.

                                  COMMON STOCK

         These shares of common stock are being offered by the Cubig Group L.L.C., one of our current shareholders, in a public offering which is not being underwritten. We issued the shares to Cubig Group L.L.C. in connection with our purchase from them in December 1999 of a license to distribute their financial and accounting software known as EZ Cal. The purchase was made under the terms of an Agreement for Purchase and Sale of Certain of the Assets of the Cubig Group L.L.C. which provided registration rights for the shares. The shares are being registered pursuant to such registration rights provisions of such Agreement.

         The selling shareholder may sell the shares covered by this prospectus on the Nasdaq National Market System and in ordinary brokerage transactions, in negotiated transactions or otherwise, at prevailing market prices at the time of sale or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholder's possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution." The selling shareholder may be deemed to be an "underwriter" by the Securities and Exchange Commission within the meaning of the Securities Act of 1933 in connection with the sale of its shares. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

         Our common stock is traded on Nasdaq National Market System under the symbol "CADA." On February 28, 2000, the closing price for our common stock was $18.00 per share.

         The shares offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" beginning on page 3 in determining whether to purchase shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY ___ , 2000.

         You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 9. Neither we nor the selling shareholder have authorized any other person to provide you with information different from that contained in this prospectus.

         The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements." These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described above and elsewhere in this prospectus.

                                  OUR BUSINESS

         We provide total commerce solutions for small to medium size, traditional as well as web retailers. These solutions are based on our open architecture software products for managing inventory, point of sale, sales transaction processing and accounting. In addition to software, these solutions often include hardware, installation, training, service and consulting provided by us. Sales, service, research, and development are located in California and Nevada, while our customers are located throughout the United States. CAM Data was formed in 1983. Our address is 17520 Newhope Street, Fountain Valley, California 92708 and our telephone number is (714) 241-9241.

         We offer three Turn Key Systems:

(1) THE CAM SYSTEM - designed for hard goods retailers whose inventory is re-orderable in nature.

(2) THE PROFIT$ SYSTEM - designed for apparel and shoe retailers whose inventory is seasonable in nature, and color and size oriented.

(3) THE RETAIL STAR SYSTEM - a Windows-based system designed to incorporate multiple functions of both the CAM and Profit$ systems.

         Our systems offer the ability to obtain: (i) automated pricing of each item; (ii) billing for charge account customers; (iii) printing of a customer invoice; (iv) tracking of inventory count on an item by item basis; (v) computation of gross profit, dollars and/or percentage of each item; and (vi) tracking of sales by clerk and department by hour, day and/or month. In addition, our systems provide full management reporting including zero sales reports, inventory ranking, overstock and understock, sales analysis, inventory valuation (cost, average cost and retail) and other reports. The systems can also provide accounting functions including accounts receivable, accounts payable, and general ledger.

         Our systems integrate Intel-based personal computers, computer point of sale stations, hand-held and table top barcode laser scanners, terminal or computer work stations, printers, and our software. Each system is configured to meet the customer's particular needs and, as a result, the components included in each system, including the personal computer, printer, point of sale station and our software, depend on the needs, the size and the industry type of the customer.

                                  RISK FACTORS

         You should carefully consider the following factors and other information in this prospectus before deciding to invest in our shares. You should not purchase any of the shares unless you can afford a complete loss of your investment.

WE MAY NOT BE ABLE TO MAINTAIN OPERATING PROFITABILITY

         Our operating results for future periods are subject to all of the risks and uncertainties inherent in the development and growth of a business. We anticipate that in the future we will make significant investments in our operations, particularly to support technological developments and sales activities and, that as a result, operating expenses will continue to increase. We intend to make investments on an ongoing basis, primarily from cash generated from operations, and to the extent necessary, funds available from our line of credit, as we develop and introduce new products and services and expand into new markets. There can be no assurance that recent revenue growth is indicative of future sales growth, if any. There is no assurance that we will be able to sustain our profitability.

WE MAY NOT BE ABLE TO MAINTAIN OUR RATE OF GROWTH

         We experienced rapid sales growth in 1999. This rapid growth in sales in 1999 was primarily due to an increase in sales to existing customers. We may not be able to sustain such a growth rate in the future.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH

         Because we have recently experienced rapid growth, we have experienced and will continue to experience a strain on our administrative and operations resources and increased demands on our systems and controls. We anticipate that continued growth may require us to recruit and hire additional management personnel. There is no assurance that we will be successful at hiring or retaining these personnel. Our ability to manage our growth successfully will also require us to continue to expand and improve our operational, management and financial systems and controls. If our management is unable to manage growth effectively, our business, financial condition and results of operations may be materially and adversely affected.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY

         We have experienced in the past and may in the future experience significant fluctuations in our quarterly operating results. Such fluctuations may be caused by many factors, including, but not limited to: the size and timing of individual orders; orders of significant size; employee hiring and retention; lengthy sales and implementation cycles; reduction in demand for existing products and services and shortening of product life cycles; the timing of the introduction of new products; product enhancements or services by us or our competitors; competition and pricing in the industry; market acceptance of new products; our ability to expand sales; changes in the mix of products and services sold; our ability to control costs; the mix of distribution channels through which our products are sold; and general economic conditions. Our products are typically shipped shortly after orders are received and, consequently, order backlog at the beginning of any quarter typically represents only a small portion of that quarter's expected revenues. As a result, product revenues in any quarter are substantially dependent on orders booked and shipped in that quarter and revenues for any future quarter are not predictable with any significant degree of accuracy. Product revenues are also difficult to forecast because the market for our products is rapidly evolving and the sales and implementation cycles, from initial evaluation to multiple product purchases and the provision of support services, vary substantially from customer to customer. We have in the past experienced and expect to continue to experience quarters or periods with individual product orders which are significantly larger than typical product orders, adding to the unpredictability of our revenues. Our expense levels, however, are based in significant part on our expectations of future revenues and therefore should remain relatively fixed in the near term as we attempt to expand our operations. Net income may be disproportionately affected by an unanticipated decline in revenue for a particular quarter because a relatively small amount of our expenses varies with our revenue in the near term. Any of these factors could cause our results of operations to fluctuate significantly from period to period and on a quarterly basis.

         As a result of the above factors, revenues and earnings for any quarter are subject to significant variation and we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Fluctuations in operating results may also result in volatility in the price of our common stock. Accordingly, it is likely that in some future quarter, our total revenues or operating results will be below the expectations of public market analysts or investors. In such event, or in the event that adverse conditions prevail or are perceived to prevail generally or with respect to our business, the price of our common stock would likely be materially adversely affected.

WE ARE HEAVILY DEPENDENT ON A FEW KEY PERSONNEL

         Our success is dependent, in part, upon the continued services of certain key executive officers, including Geoffrey D. Knapp, our Chief Executive Officer, David A. Frosh, our President and Paul Caceres, Jr., our Chief Financial Officer and Chief Accounting Officer. We believe that our future success depends to a significant degree upon the continued contributions of our existing key management, sales and marketing personnel, many of whom would be difficult to replace. We have entered into employment agreements with certain of the above individuals. We also believe our future success will also depend largely upon our ability to attract and retain highly-skilled, managerial, and sales and marketing personnel. Competition for such personnel is intense, and we compete in the market for personnel against numerous companies. There can be no assurance that we will be successful in attracting and retaining skilled personnel. The loss of certain key employees or our inability to attract and retain other qualified employees could have a material adverse effect on our business, financial condition and results of operations.

WE ARE IN A HIGHLY COMPETITIVE MARKET

         The market for our products and services is highly competitive, subject to rapid change and sensitive to new product introductions or enhancements and marketing efforts by industry participants. We expect to continue to experience significant and increasing levels of competition in the future. The principal elements of competition related to our products include price, product features and performance, compatibility with open systems, quality and reliability, and level of customer service.

         We believe that our use of a Windows-based software product gives us a competitive advantage because most of our competitors are still selling DOS-based software products. We anticipate that the number of competitors offering Windows-based products will grow over the next several years. We anticipate that competition from these competitors will intensify in the future. In order to effectively compete against these competitors, we will need to continue our growth trend and attain sufficient revenues to have the resources to timely develop new products and services in response to evolving technology and customer demands and to sell products and services through a broad distribution channel in competition with these other existing and potential competitors. No assurance can be given that we will be able to grow sufficiently to enable us to compete effectively in this marketplace.

         Our competitors include many small private companies and dealers located throughout the United States. There is no assurance that we will be able to maintain our competitive advantage or that these existing competitors, or new competitors, will not develop competitive products and services with favorable pricing. Moreover, we have little or no proprietary barriers to entry that could keep our competitors from developing similar products or services and technology or selling competing products or services in our markets.

         Increased competition from manufacturers or distributors of products similar to or competitive with our products, or from service providers that provide services similar to our services, could result in price reductions, reduced margins and loss of market share or could render our technology obsolete, all of which could have a material adverse effect on our results of operations and financial condition. There can be no assurance that we will be able to successfully compete in this marketplace or develop sufficient new products and services to remain competitive, and any failure to do so could have a material adverse effect on its results of operations and financial condition.

RISK OF PRODUCT DEFECTS AND PRODUCT LIABILITY

         Software products often contain undetected errors when first introduced. In addition, to the extent that we may have to develop new products that operate in new environments, such as the Internet, the possibility for program errors and failures may increase due to factors such as the use of new technologies or the need for more rapid product development that is characteristic of the Internet market. Despite pre-release testing by us and by current and potential customers, there still may be errors in new products, even after commencement of commercial shipments. The occurrence of such errors could result in delay in, or failure to achieve, market acceptance of our products, which could have a material adverse effect on our business and results of operations.

         Although our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, it is possible that such limitation of liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. Because our products are used in business-critical applications, any errors or failures in such products may give rise to product liability claims, which could have a material adverse effect on our business, financial condition and results of operations.

VOLATILITY OF COMMON STOCK PRICE

         Our common stock has experienced significant price volatility and such volatility may recur in the future. Factors such as announcements of the introduction of new products by us or our competitors, quarter-to-quarter variations in our operating results and the gain or loss of significant orders, as well as market conditions, may have a significant impact on the market price of our common stock. Further, the stock market has experienced volatility that has particularly affected the market prices of securities of many technology companies and that often has been unrelated or disproportionate to the operating performance of such companies. These market fluctuations may adversely affect the price of our common stock. The trading prices of many technology companies' stocks, including our common stock, reflect price/earnings ratios substantially above historical norms. The trading price of our common stock may not remain at or near its current level.

IT IS LIKELY WE WILL REQUIRE ADDITIONAL CAPITAL.

         All of the proceeds of this offering will be received by the selling shareholder. We may require additional capital to sustain our business as presently operated, and developments in our business and possible expansion into other markets could indicate that we will need to raise additional capital.

                               SELLING SHAREHOLDER

         Cubic Group L.L.C., the selling shareholder, acquired 30,054 shares of common stock (the "Shares") in December 1999. The resale of the Shares have been registered in the registration statement of which this prospectus is a part.

         The following table sets forth certain information as of February 22, 2000, regarding the ownership of the common stock by the selling shareholder and as adjusted to give effect to the sale of the shares offered in this prospectus. The information relating to the shares being offered hereby represents:

                                                       Ownership After Offering
                         Shares                         of All Shares Offered
                       Owned Prior    Shares Being         Hereby Are Sold
Selling Shareholder    to Offering       Offered        Shares        Percent
-------------------    -----------   ---------------    ------        -------

Cubic Group L.L.C.         -0-           30,054           -0-           -0-

         The selling shareholder and members have not held any positions or office or had any other material relationship with CAM Data or any of its affiliates within the past three years.

                              PLAN OF DISTRIBUTION

         The shares of common stock are being offered on behalf of the selling shareholder, and we will not receive any proceeds from the offering. The shares of common stock may be sold or distributed from time to time by the selling shareholder, or by pledgees, donees or transferees of, or other successors in interest to, the selling shareholder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agent or may acquire such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be subject to change. The sale of the shares of common stock may be effected through one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades;
(iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into established trading markets, including direct sales to purchasers or sales effected through agents; and (v) any combination of the foregoing, or by any other legally available means. In addition, the selling shareholder may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the position they assume with the selling shareholder. The selling shareholder also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock, which shares of common stock may be resold thereafter pursuant to this prospectus. We cannot be certain that all or any of the shares of common stock will be sold by the selling shareholder.

         Brokers, dealers, underwriters or agents participating in the sale of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation to a particular broker-dealer may be less than or in excess of customary commissions). The selling shareholder and any broker-dealers or other persons who act in connection with the sale of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission they receive and proceeds of any sale of such shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither CAM Data nor the selling shareholder can presently estimate the amount of such compensation. We do not know of any existing arrangements between the selling shareholder and any other shareholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

         The selling shareholder and any other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling shareholder or any other such persons. The foregoing may affect the marketability of the common stock.

         We will pay all reasonable expenses incidental to the registration, offering and sale of the common stock to the public, other than any commissions or discounts of underwriters, broker-dealers or agents and fees of legal counsel to the selling shareholder. We and the selling shareholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.

      INFORMATION INCORPORATED BY REFERENCE AND OTHER AVAILABLE INFORMATION

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC"). Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West MadisonStreet, Suite 1400, Chicago, Illinois 60661. Please call the

SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholder has sold all the shares.

         The following documents filed with the SEC are incorporated by reference in this prospectus:

         (1) Our Annual Report on Form 10-K for the year ended September 30, 1999, filed December 10, 1999;

         (2) Our Quarterly Report on Form 10-Q for the three months ended December 31, 1999, filed on February 10, 2000

         (3) The description of our common stock set forth in our Registration Statement on Form 8-A as originally filed with the Securities and Exchange Commission on February 29, 1988; and

         (4) All documents filed by us under the Securities Exchange Act (e.g. Forms 10-Q and 8-K) after the date of this prospectus and prior to the termination of this offering.

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Secretary, CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708.

         The information relating to CAM Data contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                                     EXPERTS

         Our financial statements for the year ended September 30, 1999 which appear in our Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report on such statements, which report is included with the statements. Such financial statements and auditors' report are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality under Delaware law of the shares of common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           ---------------------------
                                TABLE OF CONTENTS
                           ---------------------------

                                                                            PAGE


Forward-Looking Statements....................................................2
The Business..................................................................2
Risk Factors..................................................................3
The Selling Shareholder.......................................................7
Plan of Distribution..........................................................7
Information Incorporated by Reference and Other Available Information.........9
Experts......................................................................10
Legal Matters................................................................10

                                  30,054 SHARES

                                  COMMON STOCK

                             CAM DATA SYSTEMS, INC.

                                   -----------
                                   PROSPECTUS
                                   -----------

                                FEBRUARY ___ , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses incurred or to be incurred by the Company in connection with the preparation and filing of this Registration Statement are estimated to be as follows:

         Printing and duplication expenses                    $ 2,000.00
         Registration fee                                         138.58
         Legal fees and expenses                                5,000.00
         Accounting fees and expenses                           2,000.00
         Transfer Agent fees                                      300.00
         Miscellaneous                                          1,500.00
                                                              ----------

                  Total                                       $10,938.58
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

         The following exhibits are filed with this Registration Statement:

Exhibit
 Number        Description
 ------        -----------

   2.1 Agreement for Purchase and Sale of Certain of the Assets of Cubig Group L.L.C. dated December 13, 1999 between Registrant and Cubig Group L.L.C. (excluding exhibits thereto)

   5.1         Opinion of Haddan & Zepfel LLP

  23.1         Consent of Ernst & Young LLP

  23.2         Consent of Haddan & Zepfel LLP (included as part of Exhibit 5.1).

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on February 25, 2000.

                            CAM DATA SYSTEMS, INC.

                     By /s/ Geoffrey D. Knapp
                        --------------------------------------------------------
                            Geoffrey D. Knapp,
                            Chief Executive Officer

                     By /s/ Paul Caceres, Jr.
                        --------------------------------------------------------
                            Paul Caceres, Jr.
                            Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                          TITLE                      DATE

s/s Geoffrey D. Knapp           Chief Executive Officer and    February 25, 2000
-----------------------         Chairman of the Board
Geoffrey D. Knapp

s/s David A. Frosh              President and Director         February 25, 2000
-----------------------
David A. Frosh

s/s Walter W. Straub            Director                       February 25, 2000
-----------------------
Walter W. Straub

s/s Corley Phillips             Director                       February 25, 2000
-----------------------
Corley Phillips

-----------------------         Director                       February 25, 2000
Scott Broomfield

-----------------------         Director                       February 25, 2000
Dr. Fred W. Haney

                                  Exhibit Index

Exhibit
 Number        Description
 ------        -----------

   2.1 Agreement for Purchase and Sale of Certain of the Assets of Cubig Group L.L.C. dated December 13, 1999 between Registrant and Cubig Group L.L.C. (excluding exhibits thereto)

   5.1         Opinion of Haddan & Zepfel LLP

  23.1         Consent of Ernst & Young LLP

  23.2         Consent of Haddan & Zepfel LLP (included as part of Exhibit 5.1).